As filed with the Securities and Exchange Commission on November 16, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Cadiz Inc.
 (Exact name of registrant as specified in its charter)
Delaware	77-0313235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

550 South Hope Street
Suite 2850
Los Angeles, California 90071
(213) 271-1600

(Address, including zip code, and telephone number,
 including area code, of registrant's principal executive offices)
Timothy J. Shaheen
Chief Financial Officer
550 South Hope Street
Suite 2850
Los Angeles, California 90071
(213) 271-1600

(Name, address, including zip code, and telephone number,
  including area code, of agent for service)
With a copy to:
Kevin Friedmann, Esq.
Greenberg Traurig, LLP
1840 Century Park East, Suite 1900
Los Angeles, California 90067
 (310) 586-7747
Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.  (Check one):
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (3)
Debt Securities (4)
Common Stock
Preferred Stock
Warrants (5)
Units (6)
Subscription Rights to purchase Preferred or Common Stock or Units
Total	$100,000,000	$12,120

(1) Information with respect to each class is omitted pursuant to General Instruction II.D of Form S-3.  An indeterminate amount of the securities are being registered as may from time to time be issued at indeterminate prices as may be determined by the Registrant.
(2) Includes such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, securities that provide for such issuance, exercise, conversion, exchange or adjustment.  Also includes such indeterminate amount as may be issued in Units.  Separate consideration may or may not be received for any of these securities.

(3) The proposed maximum aggregate offering price for unallocated securities has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the "Securities Act," and reflects the maximum aggregate offering price of unallocated Securities that may be issued.
(4) Debt Securities may be issued at an original issue discount or at a premium.
(5) The Warrants covered by this registration statement may be Warrants to purchase Preferred Stock, Common Stock or Debt Securities.
(6) Any securities registered hereunder may be sold separately or as Units with other securities registered hereunder.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Registration Statement contains two prospectuses:

●
a base prospectus which covers the offering, issuance and sale by us of up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings, including the at-the-market offering as described below; and

●
an At Market Issuance Sales Agreement prospectus, or the "sales agreement prospectus," covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $25,000,000 of our common stock in an at-the-market offering that may be issued and sold under a sales agreement with B. Riley FBR, Inc.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $25,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement with B. Riley FBR, Inc., any portion of the $25,000,000 included in the sales agreement prospectus will be available for sale in other offerings pursuant to the base prospectus.  If no shares of common stock are sold under the sales agreement prospectus, the full $100,000,000 of securities may be sold in other offerings pursuant to the base prospectus and an accompanying prospectus supplement to be filed in connection with such offering.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2018
PROSPECTUS
$100,000,000

 Cadiz Inc.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

SUBSCRIPTION RIGHTS

 UNITS
By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $100,000,000 in any combination of debt securities, common stock, preferred stock, warrants, subscription rights and units.
We will provide you with more specific terms of these securities in one or more supplements to this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest.
We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of the offering.  We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.  The supplements to this prospectus will provide the specific terms of the plan of distribution.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Market under the symbol "CDZI".  On November 15, 2018, the closing price of our common stock as reported by the Nasdaq Global Market was $10.92 per share.
Investing in these securities involves certain risks.  See "Risk Factors" beginning on page 2.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Prospectus dated , 2018
i

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	iii
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	iii
AVAILABLE INFORMATION	iv
INFORMATION INCORPORATED BY REFERENCE	iv
THE COMPANY	1
About Cadiz	1
Corporate Information	2
RISK FACTORS	2
USE OF PROCEEDS	3
DESCRIPTION OF DEBT SECURITIES	3
General	3
Subordination	5
Conversion and Exchange	5
Global Securities	6
Restrictive Covenants	6
Defeasance	6
Satisfaction and Discharge	7
Modification of the Indentures	7
Events of Default, Notice and Waiver	7
Consolidation, Merger or Sale of Assets	8
Governing Law	9
DESCRIPTION OF CAPITAL STOCK	9
General	9
Common Stock	9
Cooperation Agreement	9
Certain Other Provisions of the Certificate	10
Limitations on Directors' Liability	10
Indemnification of Directors and Officers	10
Exchange Listing	10
Anit-Takeover Effects of Delaware Law	11
DESCRIPTION OF OFFERED PREFERRED STOCK	11
DESCRIPTION OF WARRANTS	12
Exercise of Warrants	13
DESCRIPTION OF SUBSCRIPTION RIGHTS	13
DESCRIPTION OF UNITS	14
PLAN OF DISTRIBUTION	14
General	15
Underwriters and Agents	15
Dealers	16
Direct Sales	16
Institutional Purchasers	16
Indemnification; Other Relationships	16
Market-Making, Stabilization and Other Transactions	16
LEGAL MATTERS	17
EXPERTS	17

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the "Commission" or the "SEC," using the "shelf" registration process.  Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities that may be offered.  Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered.  A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us.  The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement.  You should read this prospectus, any applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under "Available Information" and "Information Incorporated by Reference" before making an investment in our securities.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Available Information."
Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.  You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents.  Our business, financial condition, results of operations and prospects may have changed since that date.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, a prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.
Unless the context otherwise requires, the terms "we," "us," "our," "Cadiz," and "the Company" refer to Cadiz Inc., a Delaware corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus and the documents incorporated by reference that are not historical facts should be considered "Forward Looking Statements" within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Some of the forward-looking statements can be identified by the use words such as "believe," "expect," "may," "will," "should," "seek," "approximately," "intend," "plan," "estimate," "project," "continue" or "anticipates" or similar expressions or words, or the negatives of those expressions or words. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved.
Certain risks, uncertainties, and other factors are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, along with the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the "Exchange Act."  Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the Commission. We have also filed a registration statement on Form S-3 with the Commission.  This prospectus, which forms part of the registration statement, does not have all of the information contained in the registration statement.  The Commission also maintains a website that contains reports, proxy statements and other information, including the registration statement.  The website address is:  http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to "incorporate by reference" into this prospectus the information we file with them.  The information we incorporate by reference into this prospectus is an important part of this prospectus.  Any statement in a document we have filed with the Commission prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in the prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement.  The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.
We incorporate by reference into this prospectus the information contained in the following documents, which is considered to be a part of this prospectus:
•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 14, 2018 and Form 10-K/A for the year ended December 31, 2017 filed on April 27, 2018;
•	our Current Reports on Form 8-K filed on March 27, 2018, May 3, 2018, May 24, 2018, and May 31, 2018;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018, filed on May 9, 2018, August 6, 2018 and November 8, 2018, respectively;
•	the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on May 8, 1984, as amended by reports on:
•	Form 8-K filed with the SEC on May 26, 1988; and
•	Form 8-K filed with the SEC on June 2, 1992.
We also incorporate by reference all additional documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the date of the initial registration statement and prior to the effectiveness of the registration statement or that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus.  We are not, however, incorporating in each case, any documents or information that we are deemed to "furnish" and not file in accordance with the Commission rules.
You may obtain a copy of these filings, without charge, by writing or calling us at:
Cadiz Inc.
550 South Hope Street
Suite 2850
Los Angeles, California 90071
Attention:  Investor Relations
 (213) 271-1600

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation.  Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.
v

THE COMPANY
About Cadiz
We are a land and water resource development company with over 45,000 acres of land in three areas of eastern San Bernardino County, California.  Virtually all of this land is underlain by high-quality, naturally recharging groundwater resources, and is situated in proximity to the Colorado River and the Colorado River Aqueduct, or the "CRA," California's primary mode of water transportation for imports from the Colorado River into the State.  Our properties are suitable for various uses, including large-scale agricultural development, groundwater storage and water supply projects.  Our main objective is to realize the highest and best use of these land and water resources in an environmentally responsible way.
We believe that the long-term highest and best use of our land and water assets will be realized through the development of a combination of water supply and storage projects at our properties.  Therefore, we have primarily focused on the development of the Cadiz Valley Water Conservation, Recovery and Storage Project, or the "Water Project" or "Project," which will capture and conserve millions of acre-feet1 of native groundwater currently being lost to evaporation from the aquifer system beneath our 35,000-acre property in the Cadiz and Fenner valleys of eastern San Bernardino County, or the "Cadiz/Fenner Property," and deliver it to water providers throughout Southern California. A second phase of the Water Project would offer storage of up to one million acre-feet of imported water in the aquifer system.  We believe that the ultimate implementation of this Water Project will provide a significant source of future cash flow.
The primary factor driving the value of such projects is ongoing pressure on California's traditional water supplies and the resulting demand for new, reliable supply solutions that can meet both immediate and long-term water needs.  Available water supply in Southern California is constrained by regulatory restrictions on each of the State's three main water sources:  the CRA, the State Water Project, which provides water supplies from Northern California to the central and southern parts of the state, and the Los Angeles Aqueduct, which delivers water from the eastern Sierra Nevada mountains to Los Angeles.  Southern California's water providers rely on imports from these systems for a majority of their water supplies, but deliveries from all three into the region are often below capacity, even in wet years.
Further, the availability of supplies in California differs greatly from year to year due to natural hydrological variability.  Over the last decade, California struggled through a historic drought featuring record-low winter precipitation. Then, following a series of strong storms that delivered record amounts of rain and snow during the 2016-2017 winter, the State recovered. Yet, the following winter delivered few precipitation events and, through October 2018, 85% of the State is again abnormally dry with all of Southern California experiencing drought conditions, according to the US Drought Monitor.  Drought, dry conditions and rapid swings between wet and dry years challenges California's traditional supply system and supports the need for reliable storage and local supply.

Given the variety of challenges and limitations faced by the State's traditional infrastructure, Southern California water providers are presently pursuing investments in storage, supply and infrastructure to meet long-term demand.  The Water Project is a local supply option in Southern California that would help address the region's water supply challenges by providing new reliable supply and local groundwater storage opportunities in both dry and wet years. Following a multi-year California Environmental Quality Act, or "CEQA," review and permitting process, the Water Project received permits that allow the capture and conservation of 2.5 million acre-feet of groundwater over 50 years in accordance with the terms of a groundwater management plan approved by San Bernardino County, the public agency responsible for groundwater use at the project area.

1 One acre-foot is equal to approximately 326,000 gallons or the volume of water that will cover an area of one acre to a depth of one-foot.  An acre-foot is generally considered to be enough water to meet the annual water needs of two average California households.

We currently own a 96-mile existing idle natural gas 30-inch pipeline that extends from the Cadiz/Fenner Property to Barstow, California and we intend to convert this pipeline to allow for the transportation of water. The Barstow area serves as a hub for water delivered from northern and central California to communities in Southern California's High Desert.  In addition, we hold an option to purchase a further 124-mile segment of this pipeline from Barstow to Wheeler Ridge, California for $20 million.  This option expires in December 2018. We do not currently have the cash resources on hand to exercise this option and may use all, or a portion, of the net proceeds from the sale of the securities offered by this prospectus and each prospectus supplement to exercise this option.  If we are unable to exercise this option, then our northern pipeline opportunities will be limited to the 96-mile segment we currently own.
Our current working capital requirements relate largely to the final development activities associated with the Water Project and those activities consistent with the Water Project related to further development of our land and agricultural assets.  While we continue to believe that the ultimate implementation of the Water Project will provide the primary source of our future cash flow, we also believe there is significant additional value in our underlying agricultural assets.

 In addition to our Water Project proposal, we are engaged in agricultural joint ventures at the Cadiz/Fenner Property that put some of the groundwater currently being lost to evaporation from the underlying aquifer system to immediate beneficial use.  We have farmed portions of the Cadiz/Fenner Property since the late 1980s relying on groundwater from the aquifer system for irrigation and the site is well suited for various permanent and seasonal crops. Presently, the property has 2,100 acres leased for cultivation of a variety of crops, including citrus, dried-on-the-vine raisins and seasonal vegetables.

 We also continue to explore additional uses of our land and water resource assets, including renewable energy development, the marketing of our approved desert tortoise land conservation bank, which is located on our properties outside the Water Project area, and other long-term legacy uses of our properties, such as habitat conservation and cultural development.

Corporate Information
We are a Delaware corporation with our principal executive offices located at 550 South Hope Street, Suite 2850, Los Angeles, California 90071.  Our telephone number is (213) 271-1600.  We maintain a corporate website at www.cadizinc.com.  The information contained in, or that can be accessed through, our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Certain risks relating to us and our business are described under the headings "Business" and "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on March 14, 2018, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the Commission on August 6, 2018, which are incorporated by reference into this prospectus and which you should carefully review and consider, along with the other information contained in this prospectus or incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, before making an investment in any of our securities.  Additional risks, as well as updates or changes to the risks described in the documents incorporated by reference herein, may be included in any applicable prospectus supplement.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.  In addition, please read the section of this prospectus captioned "Special Note Regarding Forward-Looking Statements," in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.  Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.
Investment in any securities offered pursuant to this prospectus involves risks and uncertainties.  If one or more of the events discussed in the risk factors were to occur, our business, financial condition, results of operations or liquidity, as well as the value of an investment in our securities, could be materially adversely affected.
You should carefully consider the risk factors as well as the other information contained and incorporated by reference in this prospectus before deciding to invest.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and each prospectus supplement, the "offered securities," will be used for general corporate purposes, which may include the development of the Water Project, including funding all, or a portion, of the $20 million payment required if we elect to exercise our option to acquire an additional 124-mile extension of our northern pipeline, business development activities, capital expenditures, working capital, the refinancing or repayment of existing indebtedness and the expansion of the business and acquisitions.  If any of the net proceeds from the offered securities will be used for acquisitions, we will identify the acquisition in the applicable prospectus supplement.
Pending such uses, we may temporarily invest the net proceeds in short-term investments.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes certain general terms and provisions of the debt securities.  The debt securities may constitute either senior or subordinated debt securities, and in either case will be unsecured, and may also include convertible debt securities.  We will issue any debt securities that will be senior debt under an Indenture between us and U.S. Bank National Association, as trustee, or the "Senior Indenture."  We will issue any debt securities that will be subordinated debt under an Indenture between us and U.S. Bank National Association, as trustee, or the "Subordinated Indenture."  This prospectus refers to the Senior Indenture and the Subordinated Indenture individually as the "Indenture" and collectively as the "Indentures."  The form of Senior Indenture and the form of Subordinated Indenture are included as exhibits to the registration statement of which this prospectus forms a part.  The term "trustee" refers to the trustee under each Indenture, as appropriate.
The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.  The Indentures are substantially identical, except for the provisions relating to subordination, which are included only in the Subordinated Indenture.  The following summary of the material provisions of the Indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indentures, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part.  We urge you to read the Indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities.  You can obtain copies of the Indentures by following the directions described under the heading "Available Information."
General
The senior debt securities will rank equally with all of our other unsecured and unsubordinated debt.  The subordinated debt securities will be subordinated in right of payment to our "Senior Indebtedness," as defined below in the section titled "Subordination".  As of September 30, 2018, all of our $138,694,526 aggregate principal amount of existing debt would have ranked senior to the subordinated debt securities and $72,504,645 aggregate principal amount of our debt would have ranked equally with the senior debt securities.  The Indentures do not limit the amount of debt, either secured or unsecured, which may be issued by us under the Indentures or otherwise.  We may limit the maximum total principal amount for the debt securities of any series.  However, any limit under the Indentures may be increased by resolution of our Board of Directors.  We will establish the terms of each series of debt securities under the Indentures in a supplemental Indenture, board resolution or company order.  The debt securities under the Indentures may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount.  Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.
The Indentures do not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on our subsidiaries' ability to pay dividends or make other distributions to us, although the terms of specific debt securities may include such limitations.  The agreements governing our indebtedness contain limitations on our ability to incur debt or liens, conduct asset sales and pay dividends.

Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series under the Indentures without the consent of the holders of the debt securities of such series outstanding at the time of issuance.  Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable Indenture.
Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt.  The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.
We may issue debt securities from time to time in one or more series under the Indentures.  We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus or other offering material.  The prospectus supplement and other offering material relating to a series of debt securities will describe the terms of such debt securities being offered, including (to the extent such terms are applicable to such debt securities):

•	the title of the debt securities;
•	designation, aggregate principal amount, denomination and currency or currency unit;
•	date of maturity;
•	the price or prices at which we sell the debt securities and the percentage of the principal amount at which the debt securities will be issued;
•	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
•	any limit on the total principal amount of the debt securities and the ability to issue additional debt securities of the same series;
•	currency or currency units for which such debt securities may be purchased and in which principal of, premium, if any, and any interest will or may be payable;
•	interest rate or rates (or the manner of calculation thereof), if any;
•	the times at which any such interest will be payable;
•	the date or dates from which interest will accrue on the debt securities, or the method used for determining those dates;
•	the place or places where the principal and interest, if any, will be payable;
•	any redemption, sinking fund, satisfaction and discharge, or defeasance provisions;
•
whether such debt securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of certificates in bearer form;

•
whether and under what circumstances we may from time to time, without the consent of holders of debt securities, issue additional debt securities, having the same ranking and the same interest rate, maturity and other terms as the debt securities being offered, except for the issue price and issue date and, in some cases, the first interest payment date, whereby such additional securities will, together with the then outstanding debt securities, constitute a single class of debt securities under the Indentures, and will vote together on matters under the Senior Indenture;

•	if material, United States federal income tax consequences;
•	whether and under what circumstances we will issue the debt securities in whole or in part as Global Securities as described below under "Global Securities";
•	applicable conversion or exchange privileges;
•	any defaults and events of defaults applicable to the debt securities to be issued;
•	securities exchange(s) on which the securities will be listed, if any;
•	whether any underwriter(s) will act as market maker(s) for the securities;
•	extent to which a secondary market for the securities is expected to develop;
•	provisions relating to covenant defeasance and legal defeasance;
•	provisions relating to satisfaction and discharge of the Indenture;
•	any covenants or restrictions on us or our subsidiaries; and
•
any other specific terms of the offered debt securities, including any terms in lieu of those described in this prospectus and any terms which may be required by or advisable under United States laws or regulations such as those made a part of the applicable Indenture by the Trust Indenture Act of 1939.

Material United States federal income tax consequences and special considerations, if any, applicable to any such securities will be described in the applicable prospectus supplement.
Debt securities may be presented for exchange, and registered debt securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and as summarized in the applicable prospectus supplement.  Such services will be provided without charge, other than any tax or other governmental charge payable in connection with such exchange or transfer, but subject to the limitations provided in the applicable Indenture.  Debt securities in bearer form and the coupons, if any, appertaining to such debt securities will be transferable by delivery.
Subordination
The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to existing and future "Senior Indebtedness," as described in the Subordinated Indenture and any accompanying prospectus supplement.  The term "Senior Indebtedness" means:

•
all indebtedness for money borrowed incurred by us, unless the terms of the instrument or instruments by which such indebtedness is incurred or created expressly provide that such indebtedness is subordinate to the subordinated debt securities or that such indebtedness is not superior in right of payment to the subordinated debt securities,

•
any other indebtedness, obligation or liability incurred by us (including any guaranty, endorsement or other contingent obligation of ours in respect of, or to purchase, or otherwise acquire, any obligation of another), direct or indirect, absolute or contingent, or matured or unmatured, which is specifically designated by us as Senior Indebtedness in the instruments evidencing such indebtedness, obligation or liability at the time of its issuance or incurrence, or

•	any deferral, renewal or extension of any of the foregoing.
"Senior Indebtedness" does not include:
•	our debt to any of our subsidiaries;
•	any series of subordinated debt securities issued under the Subordinated Indenture, unless otherwise specified by the terms of any such series;
•	any of our other debt which by the terms of the instrument creating or evidencing it is specifically designated as being subordinated to or pari passu with the subordinated debt securities; and
•	any trade payables.
The Subordinated Indenture does not limit our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated debt securities.  A prospectus supplement relating to each series of subordinated debt securities will describe any subordination provisions applicable to such series in addition to or different from those described above.
By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets, (i) the holders of subordinated debt securities will be required to pay over their share of such distribution in respect of the subordinated debt securities to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full and (ii) creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of subordinated debt securities.
Conversion and Exchange
The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock, our preferred stock, another series of our debt securities, other securities, property or cash, or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to such series of debt securities.  Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder, or at our option, in which the number of shares or amount of our common stock, our preferred stock, another series of our debt securities, other securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement.

Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement.  Global securities will be issued in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.  The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Restrictive Covenants
We will describe any restrictive covenants, including restrictions on any subsidiary, for any series of debt securities in a prospectus supplement.
Defeasance
At our option, either (a) we will be Discharged (as defined below) from any and all obligations in respect of any series of debt securities under the Indenture or (b) we will cease to be under any obligation to comply with the restriction on our ability to merge, consolidate or sell assets set forth in the applicable Indenture, the requirement that we maintain our existence or certain other restrictions, in either case if we deposit irrevocably with the trustee, in trust, specifically for the benefit of the holders of such series, money or U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the written opinion of a nationally recognized firm of independent public accountants in the case of U.S. Government Obligations or a combination of money and U.S. Government Obligations) to pay all the principal of (including any sinking fund payments or analogous obligations), and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such series of debt securities.  To exercise such option, we are required to deliver to the trustee an opinion of tax counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred.
The term "Discharged" is defined to mean that we are deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the debt securities of such series and to have satisfied all the obligations under the Indenture relating to the debt securities of such series, except for
•
the rights of holders of the debt securities of such series to receive, from the trust fund described above, payment of the principal of and the interest on the debt securities of such series when such payments are due;

•
our obligations with respect to the debt securities of such series with respect to temporary debt securities, registration, transfer, exchange, replacement of mutilated, destroyed, lost and stolen certificates, maintenance of a paying office and holding money in trust; and

•	the rights, powers, trusts, duties and immunities of the trustee under the applicable Indenture.
The term "U.S. Government Obligations" is defined to mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and also includes a depositary receipt issued by a bank or trust company, as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.
Satisfaction and Discharge
In addition, an Indenture will cease to be of further effect with respect to the debt securities of a series issued under that Indenture, subject to certain exceptions generally relating to compensation and indemnity of the trustee, when either:
•	all outstanding debt securities of that series have been delivered to the trustee for cancellation and we have paid all sums payable by us under the Indenture with respect to such series, or
•
all outstanding debt securities of that series not delivered to the trustee for cancellation either:  (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year; and we have deposited irrevocably with the trustee, in trust, specifically for the benefit of the holders of such series, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the written opinion of a nationally recognized firm of independent public accountants in the case of U.S. Government Obligations or a combination of money and U.S. Government Obligations) to pay all the principal of (including any sinking fund payments or analogous obligations), and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such series of debt securities.

Modification of the Indentures
Modifications and amendments of each Indenture may be made by us and the trustee without the consent of the holders of the debt securities or with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;
•	reduce the principal amount of or interest on, or any premium payable upon redemption of, any debt security;
•
change certain other terms related to waiver of past defaults or covenants (such as covenants and provisions of the Indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected); or

•
reduce the percentage of the principal amount of the outstanding debt security of any series, the consent of whose holders is required to modify or amend the applicable Indenture or waive compliance with, or consent to certain defaults under, the provisions of such Indenture.

Our Board of Directors does not have the power to waive any of the covenants of each Indenture, including those relating to consolidation, merger or sale of assets.
Events of Default, Notice and Waiver
The following will be "Events of Default" with respect to any particular series of the debt securities under the Indentures:

•	default in any payment of interest on such series when due, continued for 30 days;
•	default in any payment of principal and premium, if any, of, or sinking fund installment on, such series when due;
•
default in the performance, or breach, of any covenant or warranty of ours applicable to such series continued for 60 days after written notice to us by the trustee or the holders of at least 25% in principal amount of such series;

•	certain events of bankruptcy, insolvency or reorganization; and
•	any other event of default we may provide for that series.
No Event of Default with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.
The trustee will, within 90 days after the occurrence of any default with respect to any series of the debt securities, give to the holders thereof notice of such default known to the trustee, unless such default has been cured or waived (the term default for this purpose means any event which is, or after notice or lapse of time, or both, would become, an Event of Default); provided that, except in the case of a default in the payment of principal of (or premium, if any) or interest on any of such series of debt securities or in the payment of any sinking fund installments, the trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of that series.
We will be required to furnish to the trustee each year a statement as to the fulfillment by us of our obligations under the applicable Indenture.
The holders of a majority in principal amount of the outstanding debt securities of any series may, in respect of such series, waive certain defaults and may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that such direction shall not be in conflict with any rule of law or with the applicable Indenture.  The trustee has the right to decline to follow any such direction if the trustee in good faith determines that the proceeding so directed would be unjustly prejudicial to the holders of debt securities of such series not joining in any such direction or would involve the trustee in personal liability.  Each Indenture provides that in case an Event of Default occurs and is continuing with respect to any series of the debt securities, the trustee will be required to exercise any of its rights and powers under such Indenture with the degree of care and skill such as a prudent person would exercise in the conduct of such person's own affairs.  Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the direction of any of the holders of such debt securities unless such holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the trustee in complying with such direction.
If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may declare such series due and payable.
Each Indenture provides that no holder of debt securities of any series may institute any action against us under such Indenture (except actions for payment of overdue principal or interest or premium, if any) unless the holders of at least 25% in principal amount of the outstanding debt securities of such series have requested the trustee to institute such action and have offered the trustee reasonable indemnity, and the trustee has not instituted such action within 60 days of such request.
Consolidation, Merger or Sale of Assets
We may not consolidate with or merge into any other corporation or sell our assets substantially as an entirety, unless:
•
the corporation formed by such consolidation or into which we are merged or the corporation which acquires our assets is organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities, if any, issued under the applicable Indenture and the performance of every covenant of such Indenture to be performed by us; and

•	immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, has happened and is continuing.
Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which we are merged or to which such sale is made, will succeed to, and be substituted for, us under such Indenture.
Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the Indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.
Governing Law
New York Law will govern the Indentures and the debt securities, without regard to its conflicts of law principles.

DESCRIPTION OF CAPITAL STOCK

The following statements relating to our capital stock do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the provisions of the Certificate of Incorporation, as amended, or the "Certificate," and By-Laws, as amended, or the "By-Laws," which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
General
The Certificate authorizes a total of 70,100,000 shares of capital stock, of which 70,000,000 may be shares of common stock and 100,000 may be shares of preferred stock.
As of September 30, 2018, 24,453,358 shares of common stock were issued and outstanding and options and warrants to purchase an aggregate of 870,000 shares of common stock issued to directors, employees, consultants and lenders remained outstanding.  As of September 30, 2018, the number of stockholders of record of our common stock was 81.
Common Stock
Subject to the rights of the holders of any shares of preferred stock that may at the time be outstanding, record holders of common stock are entitled to such dividends as the Board of Directors may declare.  Holders of common stock are entitled to one vote for each share held in their name on all matters submitted to a vote of stockholders and do not have preemptive rights or cumulative voting rights.  Holders of common stock are not subject to further calls or assessments as a result of their holding shares of common stock.
If Cadiz is liquidated, the holders of shares of common stock are entitled to share ratably in the distribution remaining after payment of debts and expenses and of the amounts to be paid on liquidation to the holders of shares of preferred stock.
The transfer agent for our common stock is Continental Stock Transfer & Trust Company, New York, New York.
Cooperation Agreement
On May 1, 2018, Cadiz and Water Asset Management, LLC, or WAM, our largest equity stockholder, entered into a Cooperation Agreement, pursuant to which we agreed to expand our Board of Directors from nine to eleven members and to add to the Board of Directors two new members designated by WAM.  The two WAM designees, John A. Bohn and Jeffrey J. Brown, were appointed on May 30, 2018.

                Subject to WAM meeting certain applicable ownership thresholds described below, at each annual meeting of our stockholders, we have agreed to include the WAM designees in our slate of recommended director candidates for election to the Board of Directors. Pursuant to the Cooperation Agreement, WAM has agreed to cause all shares of common stock beneficially owned, directly or indirectly, by it, or by any of its affiliates, to be present at each annual or special meeting of our stockholders held during the duration of the Cooperation Agreement and vote in favor of the election of the slate of directors nominated by the Board of Directors. Pursuant to the Cooperation Agreement, so long as WAM and its affiliates continue to collectively beneficially own twelve percent or more of the outstanding shares of our common stock (excluding any convertible notes in the calculation of beneficial ownership), WAM will have the right to nominate two designees for election to the Board of Directors. If the collective beneficial ownership of WAM and its affiliates falls below twelve percent but remains five percent or greater, WAM will immediately lose its rights with respect to one of the designees and such designee must immediately resign from the Board of Directors. If the collective beneficial ownership of WAM and its affiliates falls below five percent, the Cooperation Agreement will automatically terminate and WAM will no longer have any right to designate any directors to the Board of Directors and such director(s) designated by WAM must immediately resign from the Board of Directors.

Certain Other Provisions of the Certificate
Delaware law permits a corporation to eliminate the personal liability of its directors to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit.  The Certificate provides for such limitation of liability.
The Certificate does not permit stockholder action by written consent in lieu of a meeting of stockholders.  In addition, special meetings of stockholders may be called only by the Board of Directors, the Chief Executive Officer or the President.
Limitations on Directors' Liability
Our Certificate of Incorporation eliminates the personal liability of a director to us and our stockholders for monetary damages for certain breaches of his or her fiduciary duty as a director to the fullest extent permitted under the General Corporation Law of the State of Delaware.
This provision offers persons who serve on our Board of Directors protection against awards of monetary damages resulting from certain breaches of their fiduciary duty, including grossly negligent business decisions made in connection with takeover proposals for us, and limits our ability or the ability of one of our stockholders to prosecute an action against a director for a breach of fiduciary duty.
Indemnification of Directors and Officers
Our By-Laws and Certificate provide that we will indemnify any of our directors, officers or employees to the fullest extent permitted by the General Corporation Law of the State of Delaware against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which any such person may be involved by reason of the fact that he or she is or was our director, officer or employee.  We carry insurance policies in standard form indemnifying our directors and officers against liabilities arising from certain acts performed by them in their capacities as our directors and officers.  These policies also indemnify us for any sums we may be required or permitted to pay by law to our directors and officers as indemnification for expenses they may have incurred.
Exchange Listing
Our common stock is listed on the Nasdaq Global Market under the symbol "CDZI."

Anti-Takeover Effects of Delaware Law
Cadiz is subject to the "business combination" provisions of Section 203 of Delaware law.  In general, such provisions prohibit a publicly held Delaware corporation from engaging in various "business combination" transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless
•
prior to the date the interested stockholder obtained such status, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to an interested stockholder.  In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock.  The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to Cadiz and, accordingly, may discourage attempts to acquire Cadiz even though such a transaction may offer Cadiz's stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF OFFERED PREFERRED STOCK

This prospectus describes certain general terms and provisions of our preferred stock.  When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus.  The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock.  The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Certificate of Incorporation.  The certificate of designations will be filed with the SEC in connection with an offering of preferred stock.
Under the Certificate of Incorporation, our Board of Directors has the authority to
•	create one or more series of preferred stock,
•	issue shares of preferred stock in any series up to the maximum number of shares of preferred stock authorized, and
•	determine the preferences, rights, privileges and restrictions of any series.
Our Board may issue authorized shares of preferred stock, as well as authorized but unissued shares of common stock, without further stockholder action, unless stockholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.
The prospectus supplement will describe the terms of any preferred stock being offered, including:
•	the number of shares and designation or title of the shares;
•	any liquidation preference per share;
•	any date of maturity;
•	any redemption, repayment or sinking fund provisions;
•	any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);
•	any voting rights;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;
•	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;
•
whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;

•	the place or places where dividends and other payments on the preferred stock will be payable; and
•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.
All shares of preferred stock offered will be fully paid and non-assessable.  Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.
Our Board of Directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminate against an existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock.  One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise.  This protects the continuity of our management.  The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further stockholder action.
The transfer agent for each series of preferred stock will be described in the prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities.  We may issue warrants independently or together with any offered securities.  The warrants may be attached to or separate from those offered securities.  We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants.  These terms may include the following:
•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock, preferred stock or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants.  Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement.  After the close of business on the expiration date, if applicable, unexercised warrants will become void.  Warrants may be exercised as described in the applicable prospectus supplement.  When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased.  If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock or preferred stock.  These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.  In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
•	the price, if any, for the subscription rights;
•	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;
•	the number of subscription rights issued to each stockholder;
•	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more subscription rights, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities issued by us or by third parties.  The applicable prospectus supplement will describe:
•
the terms of the units and of the subscription rights, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions;
•	directly to purchasers;
•	through agents;
•	to or through underwriters or dealers; or
•	through a combination of these methods.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.  We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.
A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:
•	the terms of the offering;
•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any initial public offering price;
•	any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange on which the securities may be listed.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;
•	in an "at the market" offering within the meaning of Rule 415(a)(4) of the Securities Act;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
General
Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act of 1933.  Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act.  We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account.  The underwriters may resell the offered securities in one or more transactions, including negotiated transactions.  These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.  We may offer the securities to the public through an underwriting syndicate or through a single underwriter.  The underwriters in any particular offering will be named in the applicable prospectus supplement or other offering materials, as the case may be.
Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them.  The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise.  Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities.  Unless the applicable prospectus supplement states otherwise, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.  We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us.  These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.  A prospectus supplement or other offering materials, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash.  In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions.  If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers
We may sell the offered securities to dealers as principals.  The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.
Direct Sales
We may choose to sell the offered securities directly.  In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date.  The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve.  These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act.  Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.  This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common stock which is traded on the Nasdaq Global Market.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors.  While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice.  Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system.  Any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.
Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California.  If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2018
PROSPECTUS
$25,000,000

 Cadiz Inc.

 COMMON STOCK
We have entered into an At Market Issuance Sales Agreement, or the "sales agreement," with B. Riley FBR, Inc., or the "Agent," relating to our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell our common stock, having an aggregate offering price of up to $25,000,000 from time to time through the Agent.
Our common stock is listed on the Nasdaq Global Market under the symbol "CDZI."  On November 15, 2018, the closing price of our common stock as reported by the Nasdaq Global Market was $10.92 per share.
Sales of our common stock, if any, under this prospectus may be made in sales deemed to be "at the market equity offerings" as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the "Securities Act." The Agent will act as a sales agent on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Agent for sales of common stock sold pursuant to the sales agreement is up to 3.0% of the gross proceeds from the sales. In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act

An investment in our common stock involves a high degree of risk.  See "Risk Factors" beginning on page S-3 of this prospectus for more information on these risks.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
B. Riley FBR, Inc.
Prospectus dated , 2018
S-i

S-ii

ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "Commission," using a "shelf" registration process. Before you invest in shares of our common stock, you should read this prospectus, together with additional information described below under the caption "Where You Can Find More Information."

Any statement made in the prospectus or in a document incorporated or deemed to be incorporated by reference therein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We are responsible for the information contained in or incorporated by reference in this prospectus and any related free writing prospectus we have authorized for use in connection with this offering. This prospectus may be used only for the purpose for which it has been prepared. Neither we nor any other person has authorized anyone to provide information different from the information contained in this prospectus and any related free writing prospectus and the documents incorporated by reference herein and therein.

We are not making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or any free writing prospectus we have authorized for use in connection with this offering is accurate as of any date other than the date of the applicable document. This prospectus does not constitute an offer or an invitation to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by any person, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
S-iii

SUMMARY

This summary highlights selected information included elsewhere in or incorporated by reference in this prospectus and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially "Risk Factors" and the financial statements and related notes and other information incorporated by reference into this prospectus, before deciding whether to participate in the offering described in this prospectus. In this prospectus, unless expressly noted or the content indicates otherwise, the words "we," "us," "our," "Cadiz," "company" and similar references mean Cadiz Inc. and it subsidiaries.
About Cadiz
We are a land and water resource development company with over 45,000 acres of land in three areas of eastern San Bernardino County, California.  Virtually all of this land is underlain by high-quality, naturally recharging groundwater resources, and is situated in proximity to the Colorado River and the Colorado River Aqueduct, or the "CRA," California's primary mode of water transportation for imports from the Colorado River into the State.  Our properties are suitable for various uses, including large-scale agricultural development, groundwater storage and water supply projects.  Our main objective is to realize the highest and best use of these land and water resources in an environmentally responsible way.
We believe that the long-term highest and best use of our land and water assets will be realized through the development of a combination of water supply and storage projects at our properties.  Therefore, we have primarily focused on the development of the Cadiz Valley Water Conservation, Recovery and Storage Project, or the "Water Project" or "Project," which will capture and conserve millions of acre-feet1 of native groundwater currently being lost to evaporation from the aquifer system beneath our 35,000-acre property in the Cadiz and Fenner valleys of eastern San Bernardino County, or the "Cadiz/Fenner Property," and deliver it to water providers throughout Southern California. A second phase of the Water Project would offer storage of up to one million acre-feet of imported water in the aquifer system.  We believe that the ultimate implementation of this Water Project will provide a significant source of future cash flow.
The primary factor driving the value of such projects is ongoing pressure on California's traditional water supplies and the resulting demand for new, reliable supply solutions that can meet both immediate and long-term water needs.  Available water supply in Southern California is constrained by regulatory restrictions on each of the State's three main water sources:  the CRA, the State Water Project, which provides water supplies from Northern California to the central and southern parts of the state, and the Los Angeles Aqueduct, which delivers water from the eastern Sierra Nevada mountains to Los Angeles.  Southern California's water providers rely on imports from these systems for a majority of their water supplies, but deliveries from all three into the region are often below capacity, even in wet years.
Further, the availability of supplies in California differs greatly from year to year due to natural hydrological variability.  Over the last decade, California struggled through a historic drought featuring record-low winter precipitation. Then, following a series of strong storms that delivered record amounts of rain and snow during the 2016-2017 winter, the State recovered. Yet, the following winter delivered few precipitation events and, through October 2018, 85% of the State is again abnormally dry with all of Southern California experiencing drought conditions, according to the US Drought Monitor.  Drought, dry conditions and rapid swings between wet and dry years challenges California's traditional supply system and supports the need for reliable storage and local supply.

1 One acre-foot is equal to approximately 326,000 gallons or the volume of water that will cover an area of one acre to a depth of one-foot.  An acre-foot is generally considered to be enough water to meet the annual water needs of two average California households.

Given the variety of challenges and limitations faced by the State's traditional infrastructure, Southern California water providers are presently pursuing investments in storage, supply and infrastructure to meet long-term demand.  The Water Project is a local supply option in Southern California that would help address the region's water supply challenges by providing new reliable supply and local groundwater storage opportunities in both dry and wet years. Following a multi-year California Environmental Quality Act, or "CEQA," review and permitting process, the Water Project received permits that allow the capture and conservation of 2.5 million acre-feet of groundwater over 50 years in accordance with the terms of a groundwater management plan approved by San Bernardino County, the public agency responsible for groundwater use at the project area.
We currently own a 96-mile existing idle natural gas 30-inch pipeline that extends from the Cadiz/Fenner Property to Barstow, California and we intend to convert this pipeline to allow for the transportation of water. The Barstow area serves as a hub for water delivered from northern and central California to communities in Southern California's High Desert.  In addition, we hold an option to purchase a further 124-mile segment of this pipeline from Barstow to Wheeler Ridge, California for $20 million.  This option expires in December 2018. We do not currently have the cash resources on hand to exercise this option and may use all, or a portion, of the proceeds from this offering to exercise this option.  If we are unable to exercise this option, then our northern pipeline opportunities will be limited to the 96-mile segment we currently own.
Our current working capital requirements relate largely to the final development activities associated with the Water Project and those activities consistent with the Water Project related to further development of our land and agricultural assets.  While we continue to believe that the ultimate implementation of the Water Project will provide the primary source of our future cash flow, we also believe there is significant additional value in our underlying agricultural assets.

 In addition to our Water Project proposal, we are engaged in agricultural joint ventures at the Cadiz/Fenner Property that put some of the groundwater currently being lost to evaporation from the underlying aquifer system to immediate beneficial use.  We have farmed portions of the Cadiz/Fenner Property since the late 1980s relying on groundwater from the aquifer system for irrigation and the site is well suited for various permanent and seasonal crops. Presently, the property has 2,100 acres leased for cultivation of a variety of crops, including citrus, dried-on-the-vine raisins and seasonal vegetables.

 We also continue to explore additional uses of our land and water resource assets, including renewable energy development, the marketing of our approved desert tortoise land conservation bank, which is located on our properties outside the Water Project area, and other long-term legacy uses of our properties, such as habitat conservation and cultural development.

Corporate Information
We are a Delaware corporation with our principal executive offices located at 550 South Hope Street, Suite 2850, Los Angeles, California 90071.  Our telephone number is (213) 271-1600.  We maintain a corporate website at www.cadizinc.com.  The information contained in, or that can be accessed through, our website is not a part of this prospectus.

THE OFFERING

Issuer	Cadiz Inc.

Common stock offered by us in this offering	Shares having an aggregate offering price of up to $25,000,000.

Manner of offering
"At the market offering" that may be made from time to time through our Agent, B. Riley FBR, Inc. pursuant to an At Market Issuance Sales Agreement, or "sales agreement".  See "Plan of Distribution" on page S-6.

Use of proceeds
We currently intend to use the net proceeds from the sale of our common stock under the sales agreement for the development of the Water Project, which may include funding all, or a portion, of the $20 million payment required if we elect to exercise our option to acquire an additional 124-mile extension of our northern pipeline, business development activities, capital expenditures, working capital and general corporate purposes.  See "Use of Proceeds" beginning on page S-5.

Risk factors
Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-3 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Market symbol	CDZI

RISK FACTORS
Our business is subject to significant risks. Before you invest in our common stock, you should carefully consider, among other matters, the risks and uncertainties described below, as well as the other information contained or incorporated by reference in this prospectus, including our consolidated financial statements and accompanying notes and the information under the heading "Risk Factors" in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. See "Information Incorporated by Reference." If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition, or results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition and operations.
Risks Relating to this Offering

You will experience immediate dilution in the book value per share of the common stock you purchase in this offering.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the assumed public offering price of $10.98 per share (the closing sale price of our common stock on the Nasdaq Global Market on November 14, 2018) and assuming that we sell all $25,000,000 of shares of common stock under this prospectus, and after deducting commissions and estimated aggregate offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $13.18 per share in the net tangible book value of the common stock. See the section titled "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering.

We currently intend to use the net proceeds from the sale of our common stock under the sales agreement for the development of the Water Project, which may include funding all, or a portion, of the $20 million payment required if we elect to exercise our option to acquire an additional 124-mile extension of our northern pipeline, business development activities, capital expenditures, working capital and corporate purposes. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use the net proceeds. Accordingly, our management will have considerable discretion in the application of the net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may also be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce income or that lose value.

The proceeds from this offering may not be sufficient to exercise the option to acquire the northern pipeline extension and we may not be able to obtain additional financing.

We may use the net proceeds from the sale of our common stock under the sales agreement to fund all, or a portion, of the $20 million payment required if we elect to exercise our option to acquire an additional 124-mile extension of our northern pipeline. The proceeds, if any, from this offering may not be sufficient to make the $20 million payment. We are pursuing alternatives that will provide additional resources to fund the payment, but we cannot assure you that we will be able to obtain such financing or such financing is sufficient. If we are unable to exercise this option, then our northern pipeline opportunities will be limited to the 96-mile segment we currently own, which may have an adverse effect on our business operations and stock price.

It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the sales agreement. The number of shares that are sold through the Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in "at the market offerings," and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Future sales of our common stock could lower our stock price and dilute existing stockholders.

We may, in the future, sell additional shares of common stock in subsequent public or private offerings. We cannot predict the size of future issuances of our common stock or the effect, if any, that future sales and issuances of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued upon the exercise of stock options and warrants and conversion of convertible promissory notes), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. In addition, these sales may be dilutive to existing stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
All statements in this prospectus and the documents incorporated by reference that are not historical facts should be considered "Forward Looking Statements" within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Some of the forward-looking statements can be identified by the use words such as "believe," "expect," "may," "will," "should," "seek," "approximately," "intend," "plan," "estimate," "project," "continue" or "anticipates" or similar expressions or words, or the negatives of those expressions or words. These forward-looking statements include, among others, our ability to maximize value from our Cadiz, California land and water resources and our ability to obtain new financings as needed to meet our ongoing working capital needs. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved.
Some of the important factors that could cause actual results to differ materially from our expectations are disclosed under "Risk Factors" and elsewhere in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Additional risks, uncertainties, and other factors are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, along with the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the "Exchange Act."  Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $25.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement as a source of financing. We estimate that the net proceeds from the sale of the shares of common stock that we are offering may be up to approximately $24,250,000 after deducting the Agent's commission and estimated offering expenses payable by us, assuming we sell the maximum amount under the sales agreement.

We currently intend to use the net proceeds from the sale of our common stock under the sales agreement for the development of the Water Project, which may include funding all, or a portion, of the $20 million payment required if we elect to exercise our option to acquire an additional 124-mile extension of our northern pipeline, business development activities, capital expenditures, working capital and general and corporate purposes.

Pending such uses, we may temporarily invest the net proceeds in short-term investments.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under "Risk Factors" in this prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have significant flexibility in applying the net proceeds of this offering.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and our pro forma net tangible book value per share after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

               Our net tangible book value as of September 30, 2018 was approximately $(83.7) million, or $(3.42) per share. After giving effect to the sale by us of 2,276,867 shares of common stock offered hereby at the assumed public offering price of $10.98 per share (the closing sale price of our common stock on the Nasdaq Global Market on November 14, 2018 and after deducting the sales agent commission and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2018 would have been approximately $(59.0) million, or $(2.20) per share. This represents an immediate increase in as adjusted net tangible book value of $1.22 per share to existing stockholders and an immediate dilution of $13.18 per share to new investors purchasing our common stock in this offering. The following table illustrates the per share dilution to investors purchasing shares of common stock in this offering:

Assumed public offering price of common stock		$10.98
Net tangible book value per share as of September 30, 2018	$(3.42)
Increase per share in net tangible book value after this offering	$1.22
As adjusted net tangible book value per share as of September 30, 2018, after giving effect to this offering		$(2.20)
Dilution per share to new investors		$13.18

The table above assumes for illustrative purposes that an aggregate of 2,276,867 shares of our common stock are sold during the term of the sales agreement at a price of $10.98 per share (the closing sale price of our common stock on the Nasdaq Global Market on November 14, 2018) for aggregate gross proceeds of approximately $25.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at each sale under the sales agreement.

The above table is based on 24,453,358 shares of common stock issued and outstanding as of September 30, 2018 and does not include, as of September 30, 2018:

●	507,500 shares of common stock issuable upon the exercise of outstanding stock options, issued pursuant to the 2009 Equity Incentive Plan, with a weighted-average exercise price of $11.66;

●	40,796 shares of common stock available for future grants of stock or options under the 2014 Equity Incentive Plan;

●	362,500 shares of common stock issuable upon exercise of outstanding warrants having an exercise price of $14.94 per share; or;

●	10,757,531 shares of common stock issuable upon conversion of outstanding convertible promissory notes at a conversion price of $6.75.

To the extent that the outstanding options or warrants are exercised, or shares are issued upon conversion of the convertible promissory notes, you will experience further dilution. To the extent that the above issued options and warrants are exercised, and all 10,757,531 shares of common stock reserved for issuance upon conversion of the promissory notes are issued, the pro forma net tangible book value per share of our common stock after giving effect to this offering would be $(1.53) per share, and the dilution in net tangible book value per share to purchasers in this offering would be $12.51 per share. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of securities, the issuance of those securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into the sales agreement with B. Riley FBR, Inc., or the "Agent," under which we may issue and sell our common stock having an aggregate gross sales price of up to $25,000,000 from time to time through the Agent. Sales of our common stock, if any, under this prospectus may be made by any method that is deemed an "at the market offering" as defined in Rule 415 promulgated under the Securities Act. We may instruct the Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of common stock upon notice and subject to other conditions.

                 The Agent will offer our common stock subject to the terms and conditions of the sales agreement as agreed upon by us and the Agent. Each time we wish to issue and sell common stock under the sales agreement, we will notify the Agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless the Agent declines to accept the terms of the notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agent under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the Agent commissions for its services in acting as agent in the sale of common stock at a commission rate of up to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.  We have also agreed to reimburse the Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $35,000, plus $1,500 per quarter that the sales agreement is effective. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to the Agent under the terms of the sales agreement, will be approximately $250,000.

Settlement for sales of common stock will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock subject to the sales agreement, or (ii) termination of the sales agreement as provided therein.

The Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California.  B. Riley FBR is being represented in connection with this offering by Morgan, Lewis & Bockius LLP, Palo Alto, California.

EXPERTS

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the Securities and Exchange Commission, or the "Commission" or the "SEC."  We have also filed a registration statement on Form S-3 with the Commission.  This prospectus, which forms part of the registration statement, does not have all of the information contained in the registration statement.  The Commission also maintains a website that contains reports, proxy statements and other information, including the registration statement.  The website address is:  http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to "incorporate by reference" into this prospectus the information we file with them.  The information we incorporate by reference into this prospectus is an important part of this prospectus.  Any statement in a document we have filed with the Commission prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in the prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement.  The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.
We incorporate by reference into this prospectus the information contained in the following documents, which is considered to be a part of this prospectus:
•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 14, 2018 and Form 10-K/A for the year ended December 31, 2017 filed on April 27, 2018;
•	our Current Reports on Form 8-K filed on March 27, 2018, May 3, 2018, May 24, 2018, and May 31, 2018;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018, filed on May 9, 2018, August 6, 2018 and November 8, 2018, respectively;
•	the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on May 8, 1984, as amended by reports on:
•	Form 8-K filed with the SEC on May 26, 1988; and
•	Form 8-K filed with the SEC on June 2, 1992.
We also incorporate by reference all additional documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the date of the initial registration statement and prior to the effectiveness of the registration statement or that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus.  We are not, however, incorporating in each case, any documents or information that we are deemed to "furnish" and not file in accordance with the Commission rules.
You may obtain a copy of these filings, without charge, by writing or calling us at:
Cadiz Inc.
550 South Hope Street
Suite 2850
Los Angeles, California 90071
Attention:  Investor Relations
 (213) 271-1600
No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation.  Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.  All amounts are estimates except the registration fee.
Printing Fees	$	*
Fees of Transfer Agent and Registrar	$	*
Trustee's Fees and Expenses	$	*
Accountant Fees and Expenses		$25,000
SEC Filing Fee		$12,120
FINRA Filing Fee	$	*
Legal Fees and Expenses		$150,000
Miscellaneous		$2,000
Total	$	*

*Fees will depend upon the type of securities offered and the number of issuances, which cannot be determined.
ITEM 15.  Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law permits our Board of Directors to indemnify any person against expenses, attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party because such person serves or served as a director, officer, employee or agent of Cadiz or of another entity.  The language of Section 145 is sufficiently broad to permit indemnification in some situations for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended.  The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.
Our Bylaws provide for mandatory indemnification of directors and officers of Cadiz, and those serving at the request of Cadiz as directors, officers, employees, or agents of other entities, to the maximum extent permitted by law.  The Bylaws provide that this indemnification shall be a contract right between each of these persons and Cadiz.
Our Certificate of Incorporation provides that a director of the company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:
(1)   for any breach of the director's duty of loyalty to Cadiz or its stockholders;
(2)   for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(3)   under Section 174 of the Delaware General Corporation Law; or
(4)   for any transaction from which the director derived an improper personal benefit.
Our Certificate of Incorporation provides that if the Delaware General Corporation Law is subsequently amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the law as amended.  We have also purchased a liability insurance policy which insures our directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16.
Exhibits.
The following exhibits are filed or incorporated by reference as part of this Registration Statement.
1.1	Form of Underwriting Agreement (16)
1.2	At Market Issuance Sales Agreement, by and between Cadiz Inc. and B. Riley FBR, Inc. dated November 16, 2018
3.1	Cadiz Inc. Certificate of Incorporation, as amended (1)
3.2	Amendment to Cadiz Inc. Certificate of Incorporation dated November 8, 1996 (2)
3.3	Amendment to Cadiz Inc. Certificate of Incorporation dated September 1, 1998 (3)
3.4	Amendment to Cadiz Inc. Certificate of Incorporation dated December 15, 2003 (4)
3.5	Certificate of Amendment to the Certificate of Incorporation of Cadiz Inc. effective June 10, 2016 (14)
3.6	Certificate of Elimination of Series D Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock of Cadiz Inc. dated December 15, 2003 (4)
3.7	Certificate of Elimination of Series A Junior Participating Preferred Stock of Cadiz Inc., dated March 25, 2004 (4)
3.8	Amended and Restated Certificate of Designations of Series F Preferred Stock of Cadiz Inc. dated November 30, 2004 (5)
3.9	Second Amended and Restated Certificate of Designations of Series F Preferred Stock of Cadiz Inc. dated June 30, 2006, as corrected by Certificate of Correction dated March 14, 2007 (6)
3.10	Cadiz Inc. Bylaws, as amended (7)
3.11	Amendment to the Bylaws of Cadiz Inc. effective June 10, 2016 (14)
3.12	Certificate of Elimination of Series F Preferred Stock of Cadiz Inc. (as filed August 3, 2007) (8)
4.1	Specimen form of stock certificate (3)
4.2	Form of Senior Indenture
4.3	Form of Subordinated Indenture
4.4	Indenture among Cadiz Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of March 5, 2013 (9)
4.5	First Supplemental Indenture, dated as of October 30, 2013, between Cadiz Inc. and The Bank of New York Mellon Trust Company, N.A. (10)
4.6	Second Supplemental Indenture, dated as of November 23, 2015, between Cadiz Inc. and U.S. Bank National Association (11)
4.7	Indenture, dated as of December 10, 2015, between Cadiz Inc. and U.S. Bank National Association (12)

4.8	First Supplemental Indenture, dated as of April 28, 2016, by and between Cadiz Inc. and U.S. Bank National Association (13)
4.9	Warrant dated May 25, 2017 issued to Apollo Special Situations Fund, L.P. (15)
4.10	Certificate(s) of Designations with respect to the Preferred Stock (16)
4.11	Form of Warrant Agreement (including Form of Warrant) (16)
4.12	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate) (16)
4.13	Form of Unit Agreement (including form of Unit) (16)
5.1	Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Greenberg Traurig, LLP (included in its opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association for the form of Senior Indenture *
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association for the form of Subordinated Indenture *

___________________
*	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
(1)   Previously filed as an exhibit to our registration statement on Form S-1 (Registration No. 33-75642) declared effective May 16, 1994 filed on February 23, 1994 and incorporated herein by reference.

(2)   Previously filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 filed on November 14, 1996 and incorporated herein by reference.

(3)   Previously filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 filed on November 13, 1998 and incorporated herein by reference.
(4)   Previously filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003 filed on November 2, 2004 and incorporated herein by reference.

(5)   Previously filed as an exhibit to our Current Report on Form 8-K dated November 30, 2004 and filed on December 2, 2004, and incorporated herein by reference.

(6)   Previously filed as an exhibit to our Current Report on Form 8-K dated July 6, 2006 and filed on July 6, 2006 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 16, 2007, and incorporated herein by reference.

(7)   Previously filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed August 13, 1999 and incorporated herein by reference.

(8)   Previously filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed on August 6, 2007 and incorporated herein by reference.

(9)   Previously filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and filed on March 15, 2013 and incorporated herein by reference.

(10) Previously filed as an exhibit to our Current Report on Form 8-K dated October 30, 2013 and filed on October 31, 2013 and incorporated herein by reference.

(11) Previously filed as an exhibit to our Current Report on Form 8-K dated November 23, 2015 and filed on November 30, 2015.

(12) Previously filed as an exhibit to our Current Report on Form 8-K dated December 10, 2015 and filed on December 16, 2015.

(13) Previously filed as an exhibit to our Current Report on Form 8-K dated April 26, 2016 and filed on April 29, 2016.

(14) Previously filed as an exhibit to our Current Report on Form 8-K dated June 9, 2016 and filed on June 14, 2016.

(15) Previously filed as an exhibit to our Current Report on Form 8-K dated May 24, 2017 and filed on May 26, 2017.

(16) To be filed, if necessary, by amendment or as an exhibit to one or more Current Reports on Form 8-K and incorporated by reference herein.

ITEM 17.  Undertakings.
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the "Securities Act";
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)
The undersigned Registrant hereby undertakes that for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report, pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 16, 2018.
CADIZ INC. Registrant By: /s/ Timothy J. Shaheen Timothy J. Shaheen, Chief Financial Officer (Principal Financial and Accounting Officer)

KNOW ALL YE BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Scott Slater and Timothy J. Shaheen, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name and Position	Date
/s/ Scott Slater Scott Slater, Chief Executive Officer, President and Director (Principal Executive Officer)	November 16, 2018
/s/ Timothy J. Shaheen Timothy J. Shaheen, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 16, 2018
/s/ Keith Brackpool Keith Brackpool, Chairman	November 16, 2018
/s/ Geoffrey Grant Geoffrey Grant, Director	November 16, 2018
/s/ Stephen E. Courter Stephen E. Courter, Director	November 16, 2018
/s/ Winston H. Hickox Winston H. Hickox, Director	November 16, 2018
/s/ Murray H. Hutchison Murray H. Hutchison, Director	November 16, 2018

/s/ Raymond J. Pacini Raymond J. Pacini, Director	November 16, 2018
/s/ Richard Nevins Richard Nevins, Director	November 16, 2018
/s/ Jeffrey J. Brown Jeffrey J. Brown, Director	November 16, 2018

Index to Exhibits
Exhibit No.:	Title of Document
1.1	Form of Underwriting Agreement (16)
1.2	At Market Issuance Sales Agreement, by and between Cadiz Inc. and B. Riley FBR, Inc. date November 16, 2018
3.1	Cadiz Inc. Certificate of Incorporation, as amended (1)
3.2	Amendment to Cadiz Inc. Certificate of Incorporation dated November 8, 1996 (2)
3.3	Amendment to Cadiz Inc. Certificate of Incorporation dated September 1, 1998 (3)
3.4	Amendment to Cadiz Inc. Certificate of Incorporation dated December 15, 2003 (4)
3.5	Certificate of Amendment to the Certificate of Incorporation of Cadiz Inc. effective June 10, 2016 (14)
3.6	Certificate of Elimination of Series D Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock of Cadiz Inc. dated December 15, 2003 (4)
3.7	Certificate of Elimination of Series A Junior Participating Preferred Stock of Cadiz Inc., dated March 25, 2004 (4)
3.8	Amended and Restated Certificate of Designations of Series F Preferred Stock of Cadiz Inc. dated November 30, 2004 (5)
3.9	Second Amended and Restated Certificate of Designations of Series F Preferred Stock of Cadiz Inc. dated June 30, 2006, as corrected by Certificate of Correction dated March 14, 2007 (6)
3.10	Cadiz Inc. Bylaws, as amended (7)
3.11	Amendment to the Bylaws of Cadiz Inc. effective June 10, 2016 (14)
3.12	Certificate of Elimination of Series F Preferred Stock of Cadiz Inc. (as filed August 3, 2007) (8)
4.1	Specimen form of stock certificate (3)
4.2	Form of Senior Indenture
4.3	Form of Subordinated Indenture
4.4	Indenture among Cadiz Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of March 5, 2013 (9)
4.5	First Supplemental Indenture, dated as of October 30, 2013, between Cadiz Inc. and The Bank of New York Mellon Trust Company, N.A. (10)
4.6	Second Supplemental Indenture, dated as of November 23, 2015, between Cadiz Inc. and U.S. Bank National Association (11)
4.7	Indenture, dated as of December 10, 2015, between Cadiz Inc. and U.S. Bank National Association (12)

4.8	First Supplemental Indenture, dated as of April 28, 2016, by and between Cadiz Inc. and U.S. Bank National Association (13)
4.9	Warrant dated May 25, 2017 issued to Apollo Special Situations Fund, L.P. (15)
4.10	Certificate(s) of Designations with respect to the Preferred Stock (16)
4.11	Form of Warrant Agreement (including Form of Warrant) (16)
4.12	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate) (16)
4.13	Form of Unit Agreement (including form of Unit) (16)
5.1	Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Greenberg Traurig, LLP (included in its opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on signature Page)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association for the form of Senior Indenture *
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association for the form of Subordinated Indenture *
25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association under the existing indentures (17)
__________
*	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
(1)  Previously filed as an exhibit to our registration statement on Form S-1 (Registration No. 33-75642) declared effective May 16, 1994 filed on February 23, 1994 and incorporated herein by reference.

(2)   Previously filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 filed on November 14, 1996 and incorporated herein by reference.

(3)   Previously filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 filed on November 13, 1998 and incorporated herein by reference.

(4)   Previously filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003 filed on November 2, 2004 and incorporated herein by reference.

(5)   Previously filed as an exhibit to our Current Report on Form 8-K dated November 30, 2004 and filed on December 2, 2004, and incorporated herein by reference.

(6)   Previously filed as an exhibit to our Current Report on Form 8-K dated July 6, 2006 and filed on July 6, 2006 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 16, 2007, and incorporated herein by reference.

(7)   Previously filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed August 13, 1999 and incorporated herein by reference.

(8)   Previously filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed on August 6, 2007 and incorporated herein by reference.

(9)   Previously filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and filed on March 15, 2013 and incorporated herein by reference.

(10) Previously filed as an exhibit to our Current Report on Form 8-K dated October 30, 2013 and filed on October 31, 2013 and incorporated herein by reference.

(11) Previously filed as an exhibit to our Current Report on Form 8-K dated November 23, 2015 and filed on November 30, 2015.

(12) Previously filed as an exhibit to our Current Report on Form 8-K dated December 10, 2015 and filed on December 16, 2015.

(13) Previously filed as an exhibit to our Current Report on Form 8-K dated April 26, 2016 and filed on April 29, 2016.

(14) Previously filed as an exhibit to our Current Report on Form 8-K dated June 9, 2016 and filed on June 14, 2016.

(15) Previously filed as an exhibit to our Current Report on Form 8-K dated May 24, 2017 and filed on May 26, 2017.

(16) To be filed, if necessary, by amendment or as an exhibit to one or more Current Reports on Form 8-K and incorporated by reference herein.

(17) Previously filed as an exhibit to our Registration Statement on Form S-3 (File No. 333-214318) on October 28, 2016 and incorporated by reference herein.